UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 6 )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11
	(1)	Title of each class of securities to which the transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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Explanatory Note

The definitive additional materials contained in this filing are the same as the Amendment No. 8 to Solicitation/Recommendation Statement on Schedule 14D-9, as amended, filed with the U.S. Securities and Exchange Commission on May 10, 2011. Item references herein are to items of the Amendment No. 8 to Solicitation/Recommendation Statement on Schedule 14D-9, as amended.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14D-9

Rule 14d-101

SOLICITATION/RECOMMENDATION STATEMENT

Under Section 14(d)(4)

of the Securities Exchange Act of 1934

(Amendment No. 8)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Name of Subject Company)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Name of Person(s) Filing Statement)

Common Stock, par value $0.001 per share

(Title of Class of Securities)

579793100

(CUSIP Number of Class of Securities)

William T. Freeman

Chief Executive Officer

1414 NW Northrup Street, Suite 700

Portland, Oregon 97209

(503) 226-3440

(Name, Address and Telephone Number of Person Authorized to Receive

Notices and Communications on Behalf of the Person(s) Filing Statement)

With a copy to:

Marcus J. Williams, Esq. Laura Baumann, Esq. Davis Wright Tremaine LLP 1201 Third Avenue Suite 2200 Seattle, Washington 98101 (206) 622-3150	David Fox, Esq. Thomas W. Christopher, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

☐	Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

Introduction

This Amendment No. 8 (this “Amendment”) amends and supplements the Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) by McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation (the “Company”), on April 20, 2011, as amended on April 21, 2011, April 22, 2011, April 27, 2011, May 2, 2011, May 3, 2011, and May 4, 2011 (as amended, the “Statement”). The Statement relates to the unsolicited tender offer (the “Offer”) made by LSRI Holdings, Inc. (“Bidder”), a Delaware corporation and a wholly owned subsidiary of Landry’s Restaurants, Inc. (“Landry’s”), a Delaware corporation, to purchase all of the outstanding Company Common Stock, together with the associated preferred share purchase rights (the “Rights”) (other than those shares already owned by Tilman J. Fertitta, who is the controlling shareholder of both Bidder and Landry’s, and Mr. Fertitta’s affiliates), at a purchase price of $9.25 per share, net to seller in cash without interest thereon and less any required withholding tax, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2011, as amended, and the related Letter of Transmittal, copies of which are attached to the Tender Offer Statement on Schedule TO filed with the SEC on April 7, 2011, as amended on April 7, 2011, April 21, 2011, April 22, 2011, and May 5, 2011 by Bidder, Mr. Fertitta, and Landry’s.

Except as otherwise set forth below, the information set forth in the original Statement remains unchanged and is incorporated herein by reference as relevant to the items in this Amendment. Capitalized terms used but not defined herein have the meanings ascribed to them in the Statement.

Item 3.	Past Contacts, Transactions, Negotiations and Agreements.

Item 3 (“Past Contacts, Transactions, Negotiations and Agreements”) is hereby amended and supplemented by adding the following immediately after the paragraph under the sub-heading “Directors’ Compensation”:

In addition to the foregoing, the Company Board has authorized two directors, J. Rice Edmonds and James R. Parish, to assume certain additional responsibilities associated with the Company’s response to the Offer, including coordinating with and overseeing the Company’s financial, legal and other advisors, and otherwise managing on a day-to-day basis the Company’s response to the Offer and the sale process and exploration of other strategic alternatives. As compensation for these services, the Company has agreed to pay Mr. Edmonds $20,000 and Mr. Parish $45,000 for the above described activities performed from April 4, 2011 through April 30, 2011. From the period commencing May 1, 2011 until the aforementioned services are no longer required, the Company will also pay Mr. Edmonds a monthly retainer of $10,000 and Mr. Parish a monthly retainer of $15,000. In addition, the Company will pay Mr. Edmonds a fee of $1,000 and Mr. Parish a fee of $1,250 for each calendar day on which Mr. Edmonds or Mr. Parish spend more than four hours engaged in the above described activities; provided that in no event will the monthly fees paid to Mr. Edmonds exceed $22,000 per month or the monthly fees paid to Mr. Parish exceed $30,000 per month. The Company Board will undertake a review of the above compensation arrangement in approximately 60 days.

Item 4.	The Solicitation or Recommendation.

The first paragraph after Section 2 (“The Offer is highly conditional and places the Company and its stockholders at substantial risk that it will never be consummated”) of Item 4 (“The Solicitation or Recommendation”) is hereby amended and restated in its entirety to read as follows:

The Company Board believes that numerous conditions to the Bidder’s obligation to consummate the Offer vest a significant degree of discretion in the Bidder, and thus create significant risk and uncertainty as to whether and when the Offer will be completed. More specifically, many of the conditions of the Offer are subject to the Bidder’s reasonable judgment, which may put the burden on the Company to demonstrate that the Bidder acted unreasonably in asserting the failure of the condition to be satisfied, thus giving the Bidder an advantage in any dispute over the satisfaction or non-satisfaction of any such condition.

Item 9.	Material to be Filed as Exhibits.

Item 9, “Material to be Filed as Exhibits” is hereby amended and supplemented by inserting the following exhibits thereto:

Exhibit	Item

(a)(15)	Letter to Douglas L. Schmick from Tilman J. Fertitta dated May 4, 2011

(a)(16)	Letter to Tilman J. Fertitta from Douglas L. Schmick dated May 9, 2011

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Solicitation/Recommendation Statement is true, complete and correct.

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
/s/ William T. Freeman
Name: William T. Freeman
Title: Chief Executive Officer

Dated: May 10, 2011

Exhibit (a)(15)

Tilman J. Fertitta

Chairman, President, C.E.O.

May 4, 2011

VIA FACSIMILE, ELECTRONIC MAIL AND OVERNIGHT DELIVERY

Douglas L. Schmick, Chairman of the Board

McCormick & Schmick’s Seafood Restaurants, Inc.

1414 NW Northrup Street, Suite 700

Portland, Oregon 97209

Dear Mr. Schmick:

We are pleased that the Board of Directors of McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) has determined to engage in a sale process. We hope that the Board is truly committed to conducting a process in which all acquisition proposals are fairly evaluated.

We continue to believe that our existing $9.25 per share fully-financed, all-cash tender offer (the “Offer”) is fair to shareholders and intend to keep our Offer open as a means to provide stockholders with the quickest and most direct way to realize full and fair value for their shares.

While we are disappointed with the Board’s refusal to date to negotiate or meet with us to discuss our Offer, we are appreciative of the Company’s recent announcement and have every confidence that the Board is committed to doing the right thing for its stockholders. Based on the Company’s first quarter financial results, the Company is clearly facing a unique set of challenges moving forward and is making the right move by putting the Company up for sale. As a 10% stockholder, I have a strong, vested interest in seeing the Company maximize the value of its shares. We are convinced that this sale process will ultimately lead to a transaction that is in the best interests of all McCormick & Schmick’s stockholders.

In light of the Company’s announcement, I wanted to let you know before we make it public that we are withdrawing our current proxy solicitation seeking to contest a quorum at the Company’s 2011 Annual Meeting. The purpose of this solicitation was to allow stockholders to send a message to the Company that the Board should commit to conducting a full and fair sale process, including negotiations with us. The Company’s recent announcement indicates that the Board has received this message without us having to resort to a contest, and for that we are thankful.

Dining. Entertainment. Hospitality.

McCormick & Schmick’s Seafood Restaurants, Inc.

May 4, 2011

All can we can ask is that on a go-forward basis we be kept fully abreast of all aspects of the sale process and that we be treated fairly along with any other strategic and financial bidders. We are anxious to get a book from Piper Jaffray and to begin our due diligence so we may consider any relevant information we should take into account in evaluating whether to upwardly adjust our Offer.

We stand ready, willing, and able to start negotiations with the Company and its advisors and to evaluate all relevant information that the Company is willing to provide us to ensure that we are in a position to put forth our best possible offer for a negotiated transaction.

On a personal note, Doug, I want you to know that we believe you did an excellent job in building the McCormick & Schmick’s name and chain, and we hope that you would want to have a continuing role in the organization. If you have any questions, please do not hesitate to contact me.

Very truly yours,
/s/ Tilman J. Fertitta
Tilman J. Fertitta

cc: The Board of Directors of McCormick & Schmick’s Seafood Restaurants, Inc.

Exhibit (a)(16)

May 9, 2011

VIA FACSIMILE AND U.S. MAIL

Tilman J. Fertitta

Landry’s Restaurants, Inc.

1510 West Loop South

Houston, TX 77027

Re:	McCormick & Schmick’s Seafood Restaurants, Inc.

Dear Mr. Fertitta:

We are in receipt of your letter dated May 4, 2011. We appreciate your views and value your opinion as a stockholder. We will communicate to Piper Jaffray & Co. your desire to participate in our sales process. Landry’s will be accorded the same treatment in that process as other interested parties. Piper Jaffray & Co. representatives will reach out to you or your financial advisors in due course.

Best regards,

Doug Schmick

Cc:	Steve Wolosky, Olshan Grundman Frome Rosenzweig & Wolosky LLP (via facsimile 212-451-2222)